UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2022

DRIVEITAWAY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14 Kings Highway, Suite 112
Haddonfield, NJ 08033

(Address of principal executive office) (Zip Code)

(904) 824-3133

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2022, DriveitAway Holdings, Inc (the “Company”) closed on a transaction with two (2) investors pursuant to respective Subscription Agreements for an aggregate amount of $250,000, for five (5) Units. Each Unit, priced at $50,000, consists a twenty four (24) month Secured Promissory Note (the “Note”), at an interest rate of 15%, which is convertible at $0.20 per share into shares of the Company’s common stock. The principal and interest on the Note shall be payable as follows:

(a)	the principal balance and all accrued and unpaid interest, late fees, etc. shall be due and payable on June 30, 2024 (the “Maturity Date”), and

(b)	interest shall be paid monthly in cash on the Note commencing 90 days from its issuance, and,

(c)	at the Maturity Date, interest owed for the initial 90-day period shall be payable in full.

After payment of the legal fees and due diligence costs, the net proceeds to the Company of $230,000 will be used to acquire EV vehicles and for working capital and other general corporate purposes.

Pursuant to the terms of the Note, a failure to timely make any payment due on the Note or any other default of this Note shall constitute an event of default (an “Event of Default”). From and after an Event of Default has occurred under this Note, the interest rate of the Note shall be increased by five hundred (500) basis points. Such increased interest rate shall take effect upon the occurrence of any such Event of Default: (i) without notice to the Company if such default is on account of a monetary payment obligation under this Note or any other agreement by and between the Company and the Holder dated of even date herewith; or (ii) upon notice and the expiration of a ten (10) day cure period if the default is on account of any obligation other than a monetary payment obligation. The Company shall be responsible for curing such default(s) before all respective grace periods expire and for providing unambiguous written proof to Holder that such default(s) is cured, or such default(s) shall conclusively be deemed not cured.

The Notes are secured by a Security Agreement upon an Event of Default. The collateral under the Security Agreement includes all vehicles owned by the Company, as well as all proceeds and products on the vehicles, including, without limitation, all payments under insurance or any indemnity or warranty payable on the vehicles.

Each Unit also provides for warrants issued to the investors (the “Warrant”) subject to a Common Stock Purchase Warrant, issued by the Company, for 25,000 shares of the Company’s common stock at an exercise price of $0.30 per share, exercisable within five (5) years from the date of issuance. The Warrant also includes various covenants of the Company for the benefit of the warrant holder and includes a beneficial ownership limitation on the holder that, in certain circumstances, may serve to restrict the holder’s right to exercise the Warrant. In addition, the shares issuable upon exercise of the Warrant shall be included in the next succeeding registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”)..

In addition, the Company granted the investors piggyback registration rights, pursuant to a Piggyback Registration Rights Agreement, whereby the Company agreed too, among other things, provide registration rights for common stock convertible under the Note or shares issued pursuant to an exercise of the Warrant, to register the underlying shares should the Company file a registration statement with the SEC for the purpose of effecting a public offering of common stock.

The Note and Warrant was issued, and any shares to be issued pursuant to any conversion of the Note or the exercise of the Warrant shall be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The foregoing description of the Note, Common Stock Purchase Warrant, Subscription Agreement, Security Agreement and Piggyback Registration Rights Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the respective agreements, which are filed as Exhibits 4.1, 4.2, and 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Secured Convertible Note
4.2	Form of Common Stock Purchase Warrant
10.1	Form of Subscription Agreement
10.2	Form of Security Agreement
10.3	Form of Piggyback Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRIVEITAWAY HOLDINGS, INC.

Dated: July 7, 2022	By:	/s/ John Possumato
	Name:	John Possumato
	Title:	Chief Executive Officer